                              CONFIRMING STATEMENT

        This Statement confirms that Dahlia A Sicar SCA, Benoit de Kerleau and
Didier Pascal (collectively, the "Filers") have authorized and designated each of Scott Way and Denise Cruz to execute and file on the Filers' behalf all Forms
3, 4, and 5 (including any amendments thereto) that the Filers may be required to file with the U.S. Securities and Exchange Commission as a result of the
Filers' ownership of or transactions in securities of LDR Holding Corporation.
The authority of Scott Way and Denise Cruz under this Statement shall continue until the Filers are no longer required to file Forms 3, 4, and 5 with regard to the Filers' ownership of or transactions in securities of LDR Holding
Corporation, unless earlier revoked in writing. The Filers acknowledge that neither Scott Way nor Denise Cruz is assuming any of the Filers'
responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

Date:  October 2, 2013                  Dahlia A Sicar SCA

                                        By: /s/ Benoit de Kerleau
                                            ------------------------------------
                                        Name: Benoit de Kerleau
                                        Title: Managing Partner

                                        /s/ Benoit de Kerleau
                                        ----------------------------------------
                                        Benoit de Kerleau

                                        /s/ Didier Pascal
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                                        Didier Pascal